Exhibit 31.2

Rule 13a-14(a)/15d-14(a) Certification of the Chief Financial Officer

I, Edward Barnes, certify that:

1.	I have reviewed this amendment no. 1 to the annual report on Form 10-K of JetBlue Airways Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 27, 2008	By:	/s/ EDWARD BARNES
Chief Financial Officer